Contact:        Jim Gustafson
Investor Relations
DaVita Inc.
(310) 536-2585
DaVita Inc. 2nd Quarter 2021 Results
Denver, Colorado, August 3, 2021 — DaVita Inc. (NYSE: DVA) announced financial and operating results for the quarter ended June 30, 2021.
For the quarter, diluted earnings per share from continuing operations was $2.64, an increase of 63.0% from the prior year diluted earnings per share from continuing operations and an increase of 35.4% from the prior year adjusted diluted earnings per share from continuing operations.
"We had a strong quarter despite the continued operational challenges presented by the pandemic. Our teammates and nephrologist partners have shown tremendous dedication to caring for our patients, and we have continued to make progress in our efforts to combat COVID-19 over the past several months,” said Javier Rodriguez, CEO of DaVita Inc. “Additionally, we accelerated our investments in integrated kidney care capabilities designed to improve patient outcomes, coordinate care, and lower overall costs. We have grown the number of patients under value-based care arrangements to approximately 10% of our U.S. dialysis patient census, and we expect to see significant growth in our integrated kidney care business over the next year."
Financial and operating highlights for the quarter ended June 30, 2021:
•Consolidated revenues were $2.917 billion.
•Operating income was $490 million.
•Diluted earnings per share was $2.64.
•Operating cash flow and free cash flow, both from continuing operations, were $680 million and $503 million, respectively.
•Repurchased 2,069,854 shares of our common stock at an average cost of $116.38 per share.

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Net income attributable to DaVita Inc.:	(dollars in millions, except per share data)
Net income from continuing operations	$294	$202	$531	$431
Diluted per share	$2.64	$1.62	$4.72	$3.44
Adjusted net income from continuing operations(1)	$294	$242	$531	$474
Diluted per share adjusted(1)	$2.64	$1.95	$4.72	$3.78
Net income	$294	$202	$531	$441
Diluted per share	$2.64	$1.62	$4.72	$3.52

(1)For definitions of non-GAAP financial measures, see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning on page 14.

	Three months ended June 30,				Six months ended June 30,
	2021		2020		2021		2020
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin
Operating income:	(dollars in millions)
Operating income	$490	16.8%	$410	14.2%	$933	16.3%	$875	15.3%
Adjusted operating income(1)(2)	$490	16.8%	$461	16.0%	$933	16.3%	$927	16.2%

(1)For definitions of non-GAAP financial measures, see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning on page 14.
(2)Adjusted operating income margin is adjusted operating income divided by consolidated revenues.
U.S. dialysis metrics:
Volume: Total U.S. dialysis treatments for the second quarter of 2021 were 7,413,497, or an average of 95,045 treatments per day, representing a per day change of 0.4% and (2.1)% compared to the first quarter of 2021 and second quarter of 2020, respectively. Normalized non-acquired treatment growth in the second quarter of 2021 compared to the second quarter of 2020 was (1.9)%.

	Three months ended		Quarter change	Six months ended		Year to date change
	June 30, 2021	March 31, 2021		June 30, 2021	June 30, 2020
Per treatment metrics:
Revenue	$360.14	$354.50	$5.64	$357.35	$349.91	$7.44
Patient care costs	$236.90	$238.69	$(1.79)	$237.79	$237.69	$0.10
General and administrative	$31.72	$30.33	$1.39	$31.03	$27.46	$3.57
Primary drivers of the changes in the table above were as follows:
Revenue: The quarter change was primarily due to favorable changes in government mix and rate, including increases due to shifts to Medicare Advantage plans, and normal seasonal improvements driven by patients meeting their co-insurance and deductibles, partially offset by a decline in hospital inpatient dialysis revenue. The year to date change was primarily due to favorable changes in government rates related to an increase in Medicare base rate for 2021 and the temporary suspension of Medicare sequestration, as well as favorable changes in government mix due to shifts to Medicare Advantage plans, increased hospital inpatient revenue and favorable changes in commercial mix.
Patient care costs: The quarter change was primarily due to decreases in labor costs driven by a decline in hospital inpatient treatments, a seasonal decrease in payroll taxes and declines in professional fees and health benefit expenses. These decreases were partially offset by increases in other direct operating expenses associated with our dialysis centers, including utilities expense resulting from lower expense in the first quarter of 2021 related to our virtual power purchase arrangements, as well as increases in medical supply expense and insurance expense. The year to date change was primarily due to increases in other direct operating expenses associated with our dialysis centers, medical supply expense, labor costs related to increased wage rates, health benefits and insurance expenses. These increases were partially offset by decreases in COVID-19-related costs, including compensation, as well as decreases in pharmaceutical unit costs and intensity, utilities expense driven by our virtual power purchase arrangements and professional fees.
General and administrative: The quarter change was primarily due to contributions to our charitable foundation and increased labor costs and long-term incentive compensation expense, partially offset by a decline in professional fees. The year to date change was primarily due to increases in labor costs, professional fees and contributions to our charitable foundation as well as increases in health benefits, payroll taxes and long-term incentive compensation expense. These increases were partially offset by decreases in COVID-19-related costs, including compensation, and travel costs.
Certain items impacting the quarter:
Share repurchases: During the three months ended June 30, 2021, we repurchased 2,069,854 shares of our common stock for $241 million, at an average cost of $116.38 per share.
Subsequent to June 30, 2021 through August 2, 2021, we repurchased 889,594 shares of our common stock for $107 million, at an average cost of $120.50 per share.

Financial and operating metrics:

	Three months ended June 30,		Twelve months ended June 30,
	2021	2020	2021	2020
Cash flow:	(dollars in millions)
Operating cash flow	$680	$651	$1,802	$2,333
Operating cash flow from continuing operations	$680	$651	$1,802	$2,337
Free cash flow from continuing operations (1)	$503	$507	$982	$1,543

(1)For definitions of non-GAAP financial measures, see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning on page 14.

	Three months ended June 30, 2021	Six months ended June 30, 2021
Effective income tax rate on:
Income from continuing operations	18.8%	20.6%
Income from continuing operations attributable to DaVita Inc.(1)	21.6%	23.8%
Adjusted income from continuing operations attributable to DaVita Inc.(1)	21.6%	23.8%

(1)For definitions of non-GAAP financial measures, see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning on page 14.
Center activity: As of June 30, 2021, we provided dialysis services to a total of approximately 242,300 patients at 3,159 outpatient dialysis centers, of which 2,828 centers were located in the United States and 331 centers were located in ten countries outside of the United States. During the second quarter of 2021, we acquired one dialysis center, opened a total of 13 new dialysis centers and closed 13 dialysis centers in the United States. We also acquired five dialysis centers and opened three dialysis centers outside of the United States during the second quarter of 2021.
Outlook:
The following forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, including those described below, and actual results may vary materially from these forward-looking measures. In particular, the widespread impact of the COVID-19 pandemic continues to generate significant risk and uncertainty, and as a result, our future results could vary materially from the guidance provided below. We do not provide guidance for operating income or diluted net income from continuing operations per share attributable to DaVita Inc. on a basis consistent with United States generally accepted accounting principles (GAAP) nor a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because we are unable to predict certain items contained in the GAAP measures without unreasonable efforts. These non-GAAP financial measures do not include certain items, including foreign currency fluctuations, which may be significant. The guidance for our effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. also excludes the amount of third party owners'
income and related taxes attributable to non-tax paying entities.

	Current 2021 guidance		Prior 2021 guidance
	Low	High	Low	High
	(dollars in millions, except per share data)
Adjusted operating income	$1,800	$1,875	$1,750	$1,875
Adjusted diluted net income from continuing operations per share attributable to DaVita Inc.	$8.80	$9.40	$8.20	$9.00
Free cash flow from continuing operations	$1,000	$1,200	$900	$1,150
We will be holding a conference call to discuss our results for the second quarter ended June 30, 2021, on August 3, 2021, at 5:00 p.m. Eastern Time. To join the conference call, please dial (877) 918-6630 from the U.S. or (517) 308-9042 from outside the U.S., and provide the operator the password 'Earnings'. A replay of the conference call will be available on our website at investors.davita.com for the following 30 days.

Forward looking statements
DaVita Inc. and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA), including statements in this release, filings with the Securities and Exchange Commission (SEC), reports to stockholders and in meetings with investors and analysts. All statements in this release, during the related presentation or other meetings, other than statements of historical fact, are forward-looking statements and as such are intended to be covered by the safe harbor for "forward-looking statements" provided by the PSLRA. These forward-looking statements could include, among other things, DaVita's response to and the expected future impacts of the novel coronavirus (COVID-19), including statements about our balance sheet and liquidity, our expenses and expense offsets, revenues, billings and collections, potential need, ability or willingness to use any funds under government relief programs, availability or cost of supplies, treatment volumes, mix expectation, such as the percentage or number of patients under commercial insurance, the availability, acceptance, impact, administration and efficacy of COVID-19 vaccines and other treatments or therapies, and overall impact on our patients and teammates, as well as other statements regarding our future operations, financial condition and prospects, expenses, strategic initiatives, government and commercial payment rates, expectations related to value-based care, integrated kidney care, and Medicare Advantage plan enrollment and our ongoing stock repurchase program, and statements related to our guidance and expectations for future periods and the assumptions underlying any such projections. All statements in this release, other than statements of historical fact, are forward-looking statements. Without limiting the foregoing, statements including the words "expect," "intend," "will," "could," "plan," "anticipate," "believe," "forecast," "guidance," "outlook," "goals," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on DaVita's current expectations and are based solely on information available as of the date of this release. DaVita undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may be required by law. Actual future events and results could differ materially from any forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things:
•the continuing impact of the dynamic and evolving COVID-19 pandemic, including, without limitation, on our patients, teammates, physician partners, suppliers, business, operations, reputation, financial condition and results of operations; the government’s response to the COVID-19 pandemic; the availability, acceptance, impact and efficacy of COVID-19 vaccines and other treatments or therapies; further spread or resurgence of the virus, including as a result of the emergence of new strains of the virus, such as the Delta variant; the continuing impact of the pandemic on our revenue and non-acquired growth due to lower treatment volumes; the pandemic's continuing impact on the U.S. and global economies, unemployment, inflation and evolving monetary policies; any potential negative impact on our commercial mix, which may persist even after the pandemic subsides; and continuing COVID-19-related costs, such as increased costs to procure equipment and clinical supplies and higher salary and wage expense, any of which may also have the effect of heightening many of the other risks and uncertainties discussed below;
•the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number or percentage of our patients under such plans, including, without limitation, as a result of restrictions or prohibitions on the use and/or availability of charitable premium assistance, which may result in the loss of revenues or patients, or our making incorrect assumptions about how our patients will respond to any change in financial assistance from charitable organizations;
•our ability to successfully implement our strategies with respect to home-based dialysis, value-based care and/or integrated kidney care in a complex and highly regulated environment, including, among other things, maintaining our existing business, recovering our investments, entering into agreements on competitive terms and further developing our integrated care and other capabilities to provide competitive programs at scale;
•the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof or related litigation result in a reduction in coverage or reimbursement rates for our services, a reduction in the number of patients enrolled in higher-paying commercial plans or that are enrolled in or select Medicare Advantage plans or other material impacts to our business; or our making incorrect assumptions about how our patients will respond to any such developments;
•a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs and the impact of the Medicare Advantage benchmark structure;

•risks arising from potential changes in laws, regulations or requirements applicable to us, such as potential and proposed federal and/or state legislation, regulation, ballot, executive action or other initiatives, including those related to healthcare and/or labor matters, such as AB 290 in California;
•the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act, the exchanges and many other core aspects of the current healthcare marketplace, as well as the composition of the U.S. Supreme Court and the current presidential administration and congressional majority;
•noncompliance by us or our business associates with any privacy or security laws or any security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information;
•changes in pharmaceutical practice patterns, reimbursement and payment policies and processes, or pharmaceutical pricing, including with respect to hypoxia inducible factors, among other things;
•legal and compliance risks, such as our continued compliance with complex government regulations;
•continued increased competition from dialysis providers and others, and other potential marketplace changes;
•our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector that may erode our patient base and reimbursement rates, such as accountable care organizations, independent practice associations and integrated delivery systems;
•our ability to attract, retain and motivate teammates and our ability to manage operating cost increases or productivity decreases whether due to union organizing activities, legislative or other changes, demand for labor or other reasons;
•our ability to complete acquisitions, mergers or dispositions that we might announce or be considering, on terms favorable to us or at all, or to integrate and successfully operate any business we may acquire or have acquired, or to successfully expand our operations and services in markets outside the United States, or to businesses outside of dialysis;
•the variability of our cash flows, including without limitation any extended billing or collections cycles; the risk that we may not be able to generate or access sufficient cash in the future to service our indebtedness or to fund our other liquidity needs; and the risk that we may not be able to refinance our indebtedness as it becomes due, on terms favorable to us or at all;
•factors that may impact our ability to repurchase stock under our stock repurchase program and the timing of any such stock repurchases, as well as our use of a considerable amount of available funds to repurchase stock;
•risks arising from the use of accounting estimates, judgments and interpretations in our financial statements;
•impairment of our goodwill, investments or other assets; and
•the other risk factors, trends and uncertainties set forth in our Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and the risks and uncertainties discussed in any subsequent reports that we file or furnish with the SEC from time to time.
The financial information presented in this release is unaudited and is subject to change as a result of subsequent events or adjustments, if any, arising prior to the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

DAVITA INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(dollars and shares in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Dialysis patient service revenues	$2,817,957	$2,758,197	$5,532,544	$5,471,478
Other revenues	98,553	121,782	203,967	249,738
Total revenues	2,916,510	2,879,979	5,736,511	5,721,216
Operating expenses:
Patient care costs	1,965,277	1,984,564	3,903,607	3,960,013
General and administrative	298,091	316,209	579,517	579,785
Depreciation and amortization	169,689	157,376	335,390	312,055
Equity investment income	(7,023)	(4,342)	(15,081)	(22,185)
Loss on changes in ownership interest, net	—	16,252	—	16,252
Total operating expenses	2,426,034	2,470,059	4,803,433	4,845,920
Operating income	490,476	409,920	933,078	875,296
Debt expense	(73,324)	(81,381)	(140,338)	(169,984)
Debt refinancing charges	—	—	—	(2,948)
Other income, net	15,188	9,545	16,356	5,195
Income from continuing operations before income taxes	432,340	338,084	809,096	707,559
Income tax expense	81,309	83,212	166,520	174,772
Net income from continuing operations	351,031	254,872	642,576	532,787
Net income from discontinued operations, net of tax	—	—	—	9,980
Net income	351,031	254,872	642,576	542,767
Less: Net income attributable to noncontrolling interests	(57,211)	(53,270)	(111,353)	(101,572)
Net income attributable to DaVita Inc.	$293,820	$201,602	$531,223	$441,195

Earnings per share attributable to DaVita Inc.:
Basic net income from continuing operations	$2.76	$1.65	$4.94	$3.49
Basic net income	$2.76	$1.65	$4.94	$3.57
Diluted net income from continuing operations	$2.64	$1.62	$4.72	$3.44
Diluted net income	$2.64	$1.62	$4.72	$3.52

Weighted average shares for earnings per share:
Basic shares	106,364	122,074	107,606	123,485
Diluted shares	111,423	124,068	112,555	125,479

Amounts attributable to DaVita Inc.:
Net income from continuing operations	$293,820	$201,602	$531,223	$431,215
Net income from discontinued operations	—	—	—	9,980
Net income attributable to DaVita Inc.	$293,820	$201,602	$531,223	$441,195

DAVITA INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)
(dollars in thousands)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Net income	$351,031	$254,872	$642,576	$542,767
Other comprehensive income (loss), net of tax:
Unrealized (losses) gains on interest rate cap agreements:
Unrealized (losses) gains	(2,059)	(1,824)	2,823	(14,842)
Reclassifications of net realized losses into net income	1,033	1,623	2,066	3,246
Unrealized gains (losses) on foreign currency translation	57,910	5,619	(4,634)	(76,013)
Other comprehensive income (loss)	56,884	5,418	255	(87,609)
Total comprehensive income	407,915	260,290	642,831	455,158
Less: Comprehensive income attributable to noncontrolling interests	(57,211)	(53,270)	(111,353)	(101,572)
Comprehensive income attributable to DaVita Inc.	$350,704	$207,020	$531,478	$353,586

DAVITA INC.
CONSOLIDATED STATEMENTS OF CASH FLOW
(unaudited)
(dollars in thousands)

	Six months ended June 30,
	2021	2020
Cash flows from operating activities:
Net income	$642,576	$542,767
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	335,390	312,055
Debt refinancing charges	—	884
Stock-based compensation expense	51,717	42,125
Deferred income taxes	40,685	132,101
Equity investment income, net	(2,764)	(6,494)
Loss on sales of business interests, net	—	16,252
Other non-cash charges, net	1,274	(5,885)
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(117,171)	15,194
Inventories	(3,270)	(696)
Other receivables and prepaid and other current assets	14,465	(131,988)
Other long-term assets	(13,706)	1,950
Accounts payable	(47,390)	(15,858)
Accrued compensation and benefits	(90,381)	(19,325)
Other current liabilities	25,090	146,490
Income taxes	10,753	(4,800)
Other long-term liabilities	(13,232)	(13,269)
Net cash provided by operating activities	834,036	1,011,503
Cash flows from investing activities:
Additions of property and equipment	(294,438)	(291,667)
Acquisitions	(23,890)	(44,267)
Proceeds from asset and business sales	29,774	70,615
Purchase of debt investments held-to-maturity	(7,923)	(142,483)
Purchase of other debt and equity investments	(2,164)	(3,034)
Proceeds from debt investments held-to-maturity	7,923	7,621
Proceeds from sale of other debt and equity investments	11,908	3,438
Purchase of equity method investments	(6,029)	(8,101)
Distributions from equity method investments	1,140	739
Net cash used in investing activities	(283,699)	(407,139)
Cash flows from financing activities:
Borrowings	1,611,086	2,324,300
Payments on long-term debt	(754,407)	(635,695)
Deferred financing costs	(9,089)	(20,375)
Purchase of treasury stock	(560,507)	(321,798)
Distributions to noncontrolling interests	(99,362)	(118,553)
Net payments related to stock purchases and awards	(43,605)	(2,106)
Contributions from noncontrolling interests	15,925	20,582
Purchases of noncontrolling interests	(4,493)	(6,782)
Net cash provided by financing activities	155,548	1,239,573
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,197)	(16,936)
Net increase in cash, cash equivalents and restricted cash	704,688	1,827,001
Less: Net increase in cash, cash equivalents and restricted cash from discontinued operations	—	—
Net increase in cash, cash equivalents and restricted cash from continuing operations	704,688	1,827,001
Cash, cash equivalents and restricted cash of continuing operations at beginning of the year	501,790	1,208,718
Cash, cash equivalents and restricted cash of continuing operations at end of the period	$1,206,478	$3,035,719

DAVITA INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(dollars and shares in thousands, except per share data)

	June 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$1,043,632	$324,958
Restricted cash and equivalents	162,846	176,832
Short-term investments	36,701	20,101
Accounts receivable	1,947,466	1,824,282
Inventories	115,369	111,625
Other receivables	541,430	544,376
Prepaid and other current assets	69,360	76,387
Income tax receivable	61,782	70,163
Total current assets	3,978,586	3,148,724
Property and equipment, net of accumulated depreciation of $4,760,572 and $4,480,429, respectively	3,485,600	3,521,824
Operating lease right-of-use assets	2,865,320	2,863,089
Intangible assets, net of accumulated amortization of $73,215 and $70,141, respectively	162,484	166,585
Equity method and other investments	245,389	257,491
Long-term investments	33,777	32,193
Other long-term assets	95,490	79,501
Goodwill	6,943,665	6,919,109
	$17,810,311	$16,988,516
LIABILITIES AND EQUITY
Accounts payable	$376,264	$434,253
Other liabilities	837,284	810,529
Accrued compensation and benefits	593,859	685,555
Current portion of operating lease liabilities	382,342	369,497
Current portion of long-term debt	184,435	168,541
Income tax payable	11,856	7,768
Total current liabilities	2,386,040	2,476,143
Long-term operating lease liabilities	2,727,323	2,738,670
Long-term debt	8,798,263	7,917,263
Other long-term liabilities	157,687	150,060
Deferred income taxes	851,961	809,600
Total liabilities	14,921,274	14,091,736
Commitments and contingencies
Noncontrolling interests subject to put provisions	1,426,211	1,330,028
Equity:
Preferred stock ($0.001 par value, 5,000 shares authorized; none issued)	—	—
Common stock ($0.001 par value, 450,000 shares authorized; 110,644 and 105,625 shares issued and outstanding at June 30, 2021, respectively, and 109,933 shares issued and outstanding at December 31, 2020)	111	110
Additional paid-in capital	523,038	597,073
Retained earnings	1,383,760	852,537
Treasury stock (5,019 and zero shares, respectively)	(563,230)	—
Accumulated other comprehensive loss	(65,899)	(66,154)
Total DaVita Inc. shareholders' equity	1,277,780	1,383,566
Noncontrolling interests not subject to put provisions	185,046	183,186
Total equity	1,462,826	1,566,752
	$17,810,311	$16,988,516

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)
(dollars in millions and shares in thousands, except per share and per treatment data)

	Three months ended			Six months ended June 30, 2021
	June 30, 2021	March 31, 2021	June 30, 2020
1. Consolidated business metrics:
Operating margin	16.8%	15.7%	14.2%	16.3%
Adjusted operating margin excluding certain items(1)(2)	16.8%	15.7%	16.0%	16.3%
General and administrative expenses as a percent of consolidated revenues(3)	10.2%	10.0%	11.0%	10.1%
Effective income tax rate on income from continuing operations	18.8%	22.6%	24.6%	20.6%
Effective income tax rate on income from continuing operations attributable to DaVita Inc.(1)	21.6%	26.4%	29.2%	23.8%
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.(1)	21.6%	26.4%	28.0%	23.8%

2. Summary of financial results:
Revenues:
U.S. dialysis patient services and other	$2,676	$2,590	$2,675	$5,266
Other—Ancillary services
U.S. other	88	99	116	187
International dialysis patient service and other	174	162	129	336
	261	261	245	523
Eliminations	(21)	(31)	(40)	(53)
Total consolidated revenues	$2,917	$2,820	$2,880	$5,737
Operating income (loss):
U.S. dialysis	$534	$480	$523	$1,014
Other—Ancillary services
U.S.	(28)	(25)	(41)	(53)
International(4)	10	13	1	24
	(18)	(12)	(40)	(30)
Corporate administrative support expenses	(25)	(25)	(73)	(51)
Total consolidated operating income	$490	$443	$410	$933

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions and shares in thousands, except per share and per treatment data)

	Three months ended			Six months ended June 30, 2021
	June 30, 2021	March 31, 2021	June 30, 2020
3. Summary of reportable segment financial results and metrics:
U.S. dialysis
Financial results
Revenue:
Dialysis patient service revenues	$2,670	$2,583	$2,667	$5,253
Other revenues	6	7	8	13
Total operating revenues	2,676	2,590	2,675	5,266
Operating expenses:
Patient care costs	1,756	1,739	1,802	3,496
General and administrative	235	221	210	456
Depreciation and amortization	160	156	148	316
Equity investment income	(9)	(6)	(8)	(15)
Total operating expenses	2,143	2,110	2,152	4,253
Segment operating income	$534	$480	$523	$1,014
Metrics
Volume:
Treatments	7,413,497	7,286,934	7,570,908	14,700,431
Number of treatment days	78.0	77.0	78.0	155.0
Average treatments per day	95,045	94,636	97,063	94,841
Per day year-over-year (decrease) increase	(2.1)%	(2.3)%	0.7%	(2.2)%
Normalized year-over-year non-acquired treatment growth(5)	(1.9)%	(2.2)%	1.6%
Operating net revenues:
Average patient service revenue per treatment	$360.14	$354.50	$352.26	$357.35
Expenses:
Patient care costs per treatment	$236.90	$238.69	$238.02	$237.79
General and administrative expenses per treatment	$31.72	$30.33	$27.78	$31.03
Accounts receivable:
Receivables	$1,766	$1,892	$1,649
DSO	61	67	57

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions and shares in thousands, except per share and per treatment data)

	Three months ended			Six months ended June 30, 2021
	June 30, 2021	March 31, 2021	June 30, 2020
4. Cash flow:
Operating cash flow	$680	$154	$651	$834
Operating cash flow from continuing operations	$680	$154	$651	$834
Operating cash flow from continuing operations, last twelve months	$1,802	$1,773	$2,337
Free cash flow from continuing operations(1)	$503	$(17)	$507	$485
Free cash flow from continuing operations, last twelve months(1)	$982	$986	$1,543
Capital expenditures from continuing operations:
Routine maintenance/IT/other	$91	$90	$74	$181
Development and relocations	$58	$55	$63	$113
Acquisition expenditures	$20	$4	$10	$24
Proceeds from sale of self-developed properties	$13	$16	$42	$29

5. Debt and capital structure:
Total debt(6)	$9,046	$9,063	$9,886
Net debt, net of cash and cash equivalents(6)	$8,002	$8,179	$6,957
Leverage ratio (see calculation on page 13)	3.30x	3.39x	3.66x
Weighted average effective interest rate:
During the quarter	3.36%	3.08%	3.64%
At end of the quarter	3.33%	3.18%	3.65%
On the senior secured credit facilities at end of the quarter	2.16%	1.97%	2.10%
Debt with fixed and capped rates as a percentage of total debt:
Debt with rates fixed by its terms	51%	51%	54%
Debt with rates fixed by its terms or capped by cap agreements	90%	90%	90%
Amount spent on share repurchases	$241	$322	$—	$563
Number of shares repurchased	2,070	2,949	—	5,019
Certain columns, rows or percentages may not sum or recalculate due to the presentation of rounded numbers.

(1)These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, and for a definition of adjusted amounts, see attached reconciliation schedules.
(2)Adjusted operating income margin is adjusted operating income divided by consolidated revenues.
(3)General and administrative expenses include certain corporate support and long-term incentive compensation.
(4)The reported operating income (loss) for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020 and six months ended June 30, 2021 includes foreign currency gains (losses) embedded in equity method income recognized from our Asia Pacific joint venture of approximately $(0.1), $2.7, $(3.7) and $2.6 respectively.
(5)Normalized non-acquired treatment growth reflects year-over-year growth in treatment volume, adjusted to exclude acquisitions and other similar transactions, and further adjusted to normalize for the number and mix of treatment days in a given quarter versus the prior year quarter.
(6)The debt amounts as of June 30, 2021, March 31, 2021 and June 30, 2020 presented exclude approximately $62.9, $65.2 and $85.1, respectively, of debt discount, premium and other deferred financing costs related to our senior secured credit facilities and senior notes in effect or outstanding at that time.

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA-continued
(unaudited)
(dollars in millions)
Note 1: Calculation of the Leverage Ratio
Under our senior secured credit facilities (the Credit Agreement) dated August 12, 2019, the leverage ratio is defined as (a) all funded debt plus the face amount of all letters of credit issued, minus unrestricted cash and cash equivalents (including short-term investments) not to exceed $750 divided by (b) “Consolidated EBITDA.” The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The calculation below is based on the last twelve months of “Consolidated EBITDA,” as of the end of the reported period and pro forma for acquisitions or divestitures that occurred during the period, and “Consolidated net debt” at the end of the reported period, each as defined in the Credit Agreement. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement. The leverage ratio calculated by the Company is a non-GAAP measure and should not be considered a substitute for the ratio of total debt to operating income, determined in accordance with GAAP. The Company’s calculation of its leverage ratio might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures of other companies.

	Twelve months ended
	June 30, 2021	March 31, 2021	June 30, 2020
Net income attributable to DaVita Inc. from continuing operations (1)	$883	$791	$824
Income taxes	306	308	322
Interest expense	251	255	308
Depreciation and amortization	654	641	626
Impairment charges	—	—	84
Noncontrolling interests and equity investment income, net	248	247	221
Stock-settled stock-based compensation	99	94	80
Debt prepayment, refinancing and redemption charges	86	86	24
Loss on changes in ownership interest, net	—	16	16
Other	5	29	10
“Consolidated EBITDA”	$2,532	$2,468	$2,515

	June 30, 2021	March 31, 2021	June 30, 2020
Total debt, excluding debt discount and other deferred financing costs(2)	$9,046	$9,063	$9,886
Letters of credit issued	69	65	57
	9,115	9,128	9,944
Less: Cash and cash equivalents including short-term investments(3)	(750)	(750)	(750)
Consolidated net debt	$8,365	$8,378	$9,194
Last twelve months “Consolidated EBITDA”	$2,532	$2,468	$2,515
Leverage ratio	3.30x	3.39x	3.66x
Maximum leverage ratio permitted under the Credit Agreement	5.00x	5.00x	5.00x
Certain columns or rows may not sum or recalculate due to the presentation of rounded numbers.

(1)The net income measure presented is our net income from continuing operations attributable to DaVita Inc., since the Credit Agreement requires divestitures to be reflected on a pro forma basis for our leverage ratio calculation, and this measure of net income already excludes our discontinued operations divested.
(2)The debt amounts as of June 30, 2021, March 31, 2021 and June 30, 2020 presented exclude approximately $62.9, $65.2, and $85.1, respectively, of debt discount, premium and other deferred financing costs related to our senior secured credit facilities and senior notes in effect at that time.
(3)This excludes amounts not readily convertible to cash related to the Company's non-qualified deferred compensation plans for all periods presented. The Credit Agreement limits the amount deducted for cash and cash equivalents, including short-term investments, to the lesser of all unrestricted cash and cash equivalents, including short-term investments of the Company or $750.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
Note on Non-GAAP Financial Measures
As used in this press release, the term “adjusted” refers to non-GAAP measures as follows, each as reconciled to its most comparable GAAP measure as presented in the non-GAAP reconciliations in the notes to this press release: (i) for income measures, the term “adjusted” refers to operating performance measures that exclude certain items such as impairment charges, (gain) loss on ownership changes, restructuring charges, accruals for legal matters and debt prepayment and refinancing charges; and (ii) the term “effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.” represents the Company’s effective tax rate excluding applicable non-GAAP items and noncontrolling owners’ income, which primarily relates to non-tax paying entities.
These non-GAAP or “adjusted” measures are presented because management believes these measures are useful adjuncts to GAAP results. However, these non-GAAP measures should not be considered alternatives to the corresponding measures determined under GAAP.
Specifically, management uses adjusted operating income, adjusted net income from continuing operations attributable to DaVita Inc. and adjusted diluted net income from continuing operations per share attributable to DaVita Inc. to compare and evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe these non-GAAP measures also are useful to investors and analysts in evaluating our performance over time and relative to competitors, as well as in analyzing the underlying trends in our business. Furthermore, we believe these presentations enhance a user's understanding of our normal consolidated results by excluding certain items which we do not believe are indicative of our ordinary results of operations. As a result, adjusting for these amounts allows for comparison to our normalized prior period results.
In addition, the effective income tax rate on income from continuing operations attributable to DaVita Inc. excludes noncontrolling owners' income, which primarily relates to non-tax paying entities.
The effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. excludes noncontrolling owners' income and certain non-deductible and other charges which we do not believe are indicative of our ordinary results. Accordingly, we believe these adjusted effective income tax rates are useful to management, investors and analysts in evaluating our performance and establishing expectations for income taxes incurred on our ordinary results attributable to DaVita Inc.
Finally, free cash flow from continuing operating represents net cash provided by operating activities from continuing operations less distributions to noncontrolling interests and all capital expenditures (including development capital expenditures, routine maintenance and information technology); plus contributions from noncontrolling interests and proceeds from the sale of self-developed properties. Management uses this measure to assess our ability to fund acquisitions and meet our debt service obligations and we believe this measure is equally useful to investors and analysts as an adjunct to cash flows from operating activities from continuing operations and other measures under GAAP.
It is important to bear in mind that these non-GAAP "adjusted" measures are not measures of financial performance or liquidity under GAAP and should not be considered in isolation from, nor as substitutes for, their most comparable GAAP measures.
The following Notes 2 through 5 provide reconciliations of the non-GAAP financial measures presented in this press release to their most comparable GAAP measures.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in millions, except per share data)
Note 2:    Adjusted net income from continuing operations and adjusted diluted net income from continuing operations per share attributable to DaVita Inc.

	Three months ended
	June 30, 2021		March 31, 2021		June 30, 2020
	Dollars	Per share	Dollars	Per share	Dollars	Per share
Net income from continuing operations attributable to DaVita Inc.	$294	$2.64	$237	$2.09	$202	$1.62
Operating charges:
Loss on changes in ownership interests, net	—	—	—	—	16	0.13
General and administrative:
Accruals for legal matters	—	—	—	—	35	0.28
Related income tax	—	—	—	—	(11)	(0.09)
Adjusted net income from continuing operations attributable to DaVita Inc.	$294	$2.64	$237	$2.09	$242	$1.95
Certain columns or rows may not sum or recalculate due to the presentation of rounded numbers.

	Six months ended
	June 30, 2021		June 30, 2020
	Dollars	Per share	Dollars	Per share
Net income from continuing operations attributable to DaVita Inc.	$531	$4.72	$431	$3.44
Operating charges:
Loss on changes in ownership interests, net	—	—	16	0.13
General and administrative:
Accruals for legal matters	—	—	35	0.28
Debt refinancing charges	—	—	3	0.02
Related income tax	—	—	(12)	(0.09)
Adjusted net income from continuing operations attributable to DaVita Inc.	$531	$4.72	$474	$3.78
Certain columns or rows may not sum or recalculate due to the presentation of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in millions, except per share data)
Note 3:    Adjusted operating income

	Three months ended			Six months ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Consolidated:
Operating income	$490	$443	$410	$933	$875
Operating charges:
Loss on changes in ownership interests, net	—	—	16	—	16
General and administrative:
Accruals for legal matters	—	—	35	—	35
Adjusted operating income	$490	$443	$461	$933	$927

	Three months ended			Six months ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Consolidated:
U.S. dialysis:
Segment operating income	534	480	523	1,014	1,014
Other - Ancillary services:
U.S.
Segment operating loss	(28)	(25)	(41)	(53)	(60)
Loss on changes in ownership interests, net	—	—	16	—	16
Adjusted operating loss	(28)	(25)	(25)	(53)	(44)
International
Segment operating income	$10	$13	$1	$24	$18
Adjusted Other - Ancillary services operating loss	$(18)	$(12)	$(23)	$(30)	$(26)
Corporate administrative support expenses:
Segment expenses	$(25)	$(25)	$(73)	$(51)	$(97)
Accruals for legal matters	$—	$—	$35	$—	$35
Adjusted Corporate administrative support expenses	$(25)	$(25)	$(38)	$(51)	$(62)
Adjusted operating income	$490	$443	$461	$933	$927
Certain columns or rows may not sum or recalculate due to the presentation of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in millions, except per share data)
Note 4:    Effective income tax rates on income from continuing operations attributable to DaVita Inc.

	Three months ended			Six months ended June 30, 2021
	June 30, 2021	March 31, 2021	June 30, 2020
Income from continuing operations before income taxes	$432	$377	$338	$809
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(58)	(54)	(53)	(112)
Income from continuing operations before income taxes attributable to DaVita Inc.	$375	$323	$285	$697

Income tax expense for continuing operations	$81	$85	$83	$167
Less: Income tax attributable to noncontrolling interests	—	—	—	—
Income tax expense from continuing operations attributable to DaVita Inc.	$81	$85	$83	$166

Effective income tax rate on income from continuing operations attributable to DaVita Inc.	21.6%	26.4%	29.2%	23.8%
The effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. is computed as follows:

	Three months ended			Six months ended June 30, 2021
	June 30, 2021	March 31, 2021	June 30, 2020
Income from continuing operations before income taxes	$432	$377	$338	$809
Operating charges:
Loss on changes in ownership interests, net	—	—	16	—
General and administrative:
Accruals for legal matters	—	—	35	—
Noncontrolling owners’ income primarily attributable to non-tax paying entities	(58)	(54)	(53)	(112)
Adjusted income from continuing operations before income taxes attributable to DaVita Inc.	$375	$323	$336	$697
Income tax expense	$81	$85	$83	$167
Plus income tax related to:
Operating charges:
Loss on changes in ownership interests, net	—	—	2	—
General and administrative:
Accruals for legal matters	—	—	9	—
Less income tax related to:
Noncontrolling interests	—	—	—	—
Income tax on adjusted income from continuing operations attributable to DaVita Inc.	$81	$85	$94	$166
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.	21.6%	26.4%	28.0%	23.8%
Certain columns, rows or percentages may not sum or recalculate due to the presentation of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in millions)
Note 5:    Free cash flow from continuing operations

	Three months ended			Six months ended June 30, 2021
	June 30, 2021	March 31, 2021	June 30, 2020
Net cash provided by continuing operating activities	$680	$154	$651	$834
Less: Distributions to noncontrolling interests	(45)	(54)	(60)	(99)
Plus: Contributions from noncontrolling interests	5	11	11	16
Cash provided by operating activities from continuing operations	$639	$111	$602	$751
Less: Expenditures for routine maintenance and information technology	(91)	(90)	(74)	(181)
Less: Expenditures for development	(58)	(55)	(63)	(113)
Plus: Proceeds from sale of self-developed properties	13	16	42	29
Free cash flow from continuing operations	$503	$(17)	$507	$485

	Twelve months ended
	June 30, 2021	March 31, 2021	June 30, 2020
Net cash provided by operating activities from continuing operations	$1,802	$1,773	$2,337
Less: Distributions to noncontrolling interests	(234)	(249)	(256)
Plus: Contributions from noncontrolling interests	38	44	47
Cash provided by operating activities from continuing operations	$1,606	$1,568	$2,128
Less: Expenditures for routine maintenance and information technology	(425)	(408)	(370)
Less: Expenditures for development	(252)	(257)	(315)
Plus: Proceeds from sale of self-developed properties	54	83	100
Free cash flow from continuing operations	$982	$986	$1,543
Certain columns or rows may not sum or recalculate due to the presentation of rounded numbers.